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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT

     We consent to the incorporation by reference in this Registration Statement of Imperial Holly Corporation and subsidiaries ("Imperial Holly") on Form S-4, of our report dated May 30, 1997, appearing in the Annual Report on Form 10-K of Imperial Holly for the year ended March 31, 1997 and to the reference to use under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP
Houston, Texas
November 18, 1997